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                                 EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS
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      We consent to the inclusion in this registration statement of Halliburton
Company on Form S-4 (File No. 333-79975) of our reports on our audits of the consolidated financial statements of PES (International) Limited ("the Company") in respect of each of the three years ended March 31, 1999, and our report on the reconciliation of significant differences between U.S. and U.K. Generally Accepted Accounting Principles. We also consent to the references to our firm under the captions "Experts" and "Selected Historical Consolidated Financial Data."

/s/ PRICEWATERHOUSECOOPERS
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PricewaterhouseCoopers
Aberdeen, Scotland
November 11, 1999